Exhibit 16

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned officers and/or trustees of Blackstone Private Credit Fund, a Delaware statutory trust (the “Company’’), do hereby constitute and appoint each of Brad Marshall, Jonathan Bock, Carlos Whitaker, Kevin Kresge, Katherine Rubenstein, David Goldberg, William Renahan and Marisa J. Beeney as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or trustees, (i) a registration statement on Form N-14 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto, and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company’s common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, I have executed this instrument as of the 10th day of February, 2023.

/s/ Brad Marshall
Brad Marshall	Trustee, Chairperson, and Co-Chief Executive Officer

/s/ Jonathan Bock
Jonathan Bock	Co-Chief Executive Officer

/s/ Carlos Whitaker
Carlos Whitaker	President

/s/ Kevin Kresge
Kevin Kresge	Interim Chief Financial Officer

/s/ Katherine Rubenstein
Katherine Rubenstein	Chief Operating Officer

/s/ David Goldberg
David Goldberg	Interim Chief Accounting Officer and Interim Treasurer

/s/ Marisa J. Beeney
Marisa J. Beeney	Chief Legal Officer and Secretary

/s/ William Renahan
William Renahan	Chief Compliance Officer

/s/ Vikrant Sawhney
Vikrant Sawhney	Trustee

/s/ Michelle Greene
Michelle Greene	Trustee

/s/ Robert Bass
Robert Bass	Trustee

/s/ James F. Clark
James F. Clark	Trustee

/s/ Tracy Collins
Tracy Collins	Trustee

/s/ Vicki L. Fuller
Vicki L. Fuller	Trustee